Exhibit 10.16

AMENDMENT NO. 1 TO CREDIT AGREEMENT
(INCREMENTAL AMENDMENT)
This AMENDMENT NO. 1 TO CREDIT AGREEMENT (INCREMENTAL AMENDMENT) (“Amendment”) is dated as of June 28, 2012, and is entered into by and among DCS BUSINESS SERVICES, INC., a Nevada corporation (“Borrower”), the Lenders (as defined in the Credit Agreement as hereafter defined) providing the June 2012 Requested Term B Loan Increase (as hereafter defined) on the date hereof, and MADISON CAPITAL FUNDING LLC, as Agent for all Lenders.
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of March 19, 2012 (as the same has been or may be from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
WHEREAS, Borrower has requested that certain Lenders fund to borrower on the date hereof a Requested Term B Loan Increase in the aggregate amount of $19,500,000 (the “June 2012 Requested Term B Loan Increase”), and the Lenders executing this Amendment have each agreed to fund a portion of such June 2012 Requested Term B Loan Increase such that the principal amount of the Term B Loan held by each such Lender shall be equal to the amount set forth on Annex I to this Amendment after giving effect to such funding, subject to the payment by Borrower of certain fees as reflected in the Notice of Borrowing and Letter of Direction delivered by Borrower to Agent on the date hereof with respect to the June 2012 Requested Term B Loan Increase;
WHEREAS, Borrower, Agent and the Lenders party hereto desire to amend the Credit Agreement to reflect the June 2012 Requested Term B Loan Increase and that the Requested Term B Loan Increase shall become a part of the Term B Loan and have all terms applicable to the Term B Loan under the Credit Agreement except as expressly set forth herein and except with respect to up-front fees which are agreed to separately from this Amendment, and pursuant to Section 2.1.3 of the Credit Agreement, an Incremental Amendment (as defined therein) to accomplish the foregoing may be executed solely by Borrower, Agent and the Lenders participating in the June 2012 Requested Term B Loan Increase;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.June 2012 Requested Term B Loan Increase. On the date hereof, Borrower is borrowing the June 2012 Requested Term B Loan Increase in the amount of $19,500,000 as an increase to the Term B Loan from the Lenders party to this Amendment (with the amount funded by each such Lender equal to the amount described in the second recitals clause hereof, and the amount of the Term B Loan under the Credit Agreement is accordingly hereby increased by such amount, and such increased amount of the Term B Loan be subject to all of the terms and conditions of the Credit Agreement applicable to the existing Term B Loan except as expressly set forth in Section 2 below.
2.    Amortization of June 2012 Requested Term B Loan Increase. It is the intention of Borrower, Agent and the Lenders party hereto that the Term B Loan installment due on June 30, 2012 shall not be increased as a result of the June 2012 Requested Term B Loan Increase (but that each subsequent installment of the Term B Loan shall be increased as set forth in the parenthetical in the first sentence of Section 2.11.3 of the Credit Agreement). Accordingly, Borrower, Agent and the Lenders party hereto agree that (i) the installment of the Term B Loan due on June 30, 2012 shall remain $198,750 (with none of such installment to be applied to the principal of the June 2012 Requested Term B Loan Increase), and (ii) commencing with the installment of the Term B Loan due on September 30, 2012 and for each scheduled installment of the Term B Loan thereafter, the scheduled installments of the Term B Loan (other than on the Term B Loan Maturity Date) shall be increased pursuant to the parenthetical of the first sentence of Section 2.11.3 of the Credit Agreement by 0.25% of the principal amount of the June 2012 Requested Term B Loan Increase (such that, absent any subsequent event altering the amounts of scheduled installments of the Term B Loan following the date hereof, each installment of the Term B Loan shall be increased by $48,750 (0.25% of the principal amount of the June 2012 Requested Term B Loan Increase) from $198,750 for scheduled installments of $247,500 on each date (other than the Term B Loan Maturity Date set forth in Section 2.11.3 of the Credit Agreement (with the outstanding principal balance of the Term B Loan (as increased by the June 2012 Term B Loan Increase) to be paid in full on the Term B Loan Maturity Date)).
3.    Amendment and Restatement of Annex I to the Credit Agreement. The Credit Agreement is hereby amended by amending and restating Annex I to the Credit Agreement in its entirety in the form of Annex I attached to this amendment in order to reflect the June 2012 Requested Term B Loan Increase.
4.    Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent (unless specifically waived in writing by Agent):
(a)    Agent shall have received a copy of this Amendment (including the Consent and Reaffirmation attached hereto), executed by Borrower, each Loan Party and each Lender participating in the June 2012 Requested Term B Loan Increase;
(b)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
(c)    Agent shall have received such documents, instruments and agreements as are reasonably required by Agent in connection with this Amendment and the June 2012 Requested Term B Loan Increase, in form and substance reasonably satisfactory to Agent.
5.    Representations and Warranties. To induce Agent and the applicable Lenders to enter into this Amendment and provide the June 2012 Requested Term B Loan Increase, Borrower represents and warrants to Agent and Lenders that:
(a)    the execution, delivery and performance of this Amendment and the June 2012 Requested Term B Loan Increase has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower;
(b)    this Amendment and the Borrower’s obligations under the Credit Agreement in respect of the June 2012 Requested Term B Loan Increase constitute the legal, valid and binding obligation of Borrower and are enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditor’s rights generally and to general principles of equity;
(c)    the execution and delivery by Borrower of this Amendment and the consummation of the June 2012 Requested Term B Loan Increase does not require the consent or approval of any Person, except such consents and approvals as have been obtained;
(d)    after giving effect to this Amendment the representations and warranties of Borrower and each other Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and
(e)    no Default or Event of Default has occurred and is continuing.
6.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7.    References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
8.    Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Facsimile signatures and other electronic signatures shall also constitute originals.
9.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
10.    Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
[Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

DCS BUSINESS SERVICES, INC. By: /s/ Hakan Orvell Name: Hakan Orvell Title: Vice President and Chief Financial Officer

MADISON CAPITAL FUNDING LLC, as Agent and a Lender By: /s/ Michael Nativi Name: Michael Nativi Title: Vice President

CONSENT AND REAFFIRMATION
Each of Performant Financial Corporation, Diversified Collection Services, Inc. and Vista Financial, Inc. (collectively, the “Companies”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Credit Agreement (Incremental Amendment) dated as of June 28, 2012 (the “Amendment”); (ii) consents to Borrower’s execution and delivery of the Amendment and the borrowing of the Requested Term B Increase contemplated thereby; (iii) agrees to be bound by the Amendment; (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms that such Loan Documents shall continue to remain in full force and effect and that its guaranty of the Obligations and grant of security interests in its assets to secure such guaranty of the Obligations shall apply to the Obligations as increased by the Requested Term B Increase contemplated by the Amendment. Although the Companies have been informed of the matters set forth herein and has acknowledged and agreed to same, each of the Companies understands that Agent and Lenders have no obligation to inform either Company of such matters in the future or to seek acknowledgment of either Company or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the parties hereto have caused this Consent and Reaffirmation to be duly executed under seal and delivered by their respective duly authorized officers on and as of the date of the Amendment.
[Signature Page Follows]

PERFORMANT FINANCIAL CORPORATION
By: /s/ Hakan Orvell
Name: Hakan Orvell
Title: Vice President and Chief Financial Officer
DIVERSIFIED COLLECTION SERVICES, INC.
By: /s/ Hakan Orvell
Name: Hakan Orvell
Title: Vice President and Chief Financial Officer
VISTA FINANCIAL, INC.
By: /s/ Hakan Orvell
Name: Hakan Orvell
Title: Vice President and Chief Financial Officer and Treasurer